UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2018

MGT Capital Investments, Inc.

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 S. Mangum Street, Suite 408 Durham, NC	27701	(914) 630-7430
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2018, the board of directors of MGT Capital Investments, Inc. (the “Company”) appointed Stephen Schaeffer as Chief Operating Officer of the Company. Pursuant to a two-year Employment Agreement dated August 15, 2017, as amended, Mr. Schaeffer receives annual cash compensation of $250,000 plus bonuses for executing certain operating milestones. He also received an equity award of 1,400,000 shares of restricted MGT Common Stock with a two-year vesting period.

Mr. Schaeffer, 51, was appointed President of MGT Crypto-Capital Strategies in August 2017 and will continue to serve in that role. For the five years prior to joining MGT, Mr. Schaeffer was self-employed building and operating large scale crypto mining centers.

On July 17, 2018, the Company announced the appointment of Mr. Schaeffer as Chief Operating Officer in a press release. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits

Exhibit Number	Description
99.1	Press Release dated July 17, 2018

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGT Capital Investments, Inc.

Date:	July 17, 2018	By:	/s/ Robert B. Ladd
		Name:	Robert B. Ladd
		Title:	President